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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  June 6, 2000
                   ------------------------------------------
                                (Date of Report)


                                  Imatec Ltd.
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             (Exact name of registrant as specified in its charter)


        Delaware                        0-21752                  11-3289398
(State or other jurisdiction          (Commission              (IRS Employer
   of incorporation)                  File Number)           Identification No.)


                 150 East 58th Street, New York, New York 10022
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                    (Address of principal executive offices)


                                 (212) 826-0440
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              (Registrant=s telephone number, including area code)


                                      None
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         (Former name or former address, if changed since last report.)









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Item 5. Other Events.

         General

         As of May 30, 2000, Imatec Ltd., a Delaware corporation (the "Company"), through its wholly-owned subsidiary, Sequel Acquisition Corporation, a Delaware corporation ("SAC"), entered into an asset purchase agreement (the "Asset Purchase Agreement") with Sequel Technology Corporation, a Washington corporation ("Sequel"), whereby SAC will acquire substantially all of the properties and assets, the business and goodwill of Sequel, including the intellectual property and technology of Sequel, and assume approximately $2 million of liabilities in exchange for 15,000,000 shares of common stock, par value $.01 per share, of the Company. In connection with the transaction, the Company has agreed to loan to Sequel up to $500,000 to repay indebtedness and for general corporate purposes.

         Pursuant to the Asset Purchase Agreement, the Company will terminate the licensing agreement relating to it technology with its Chairman of the Board of Directors, President, and Chief Executive Officer, Dr. Hanoch Shalit, and shall pay to Dr. Shalit a fee of $500,000 in connection therewith. In addition, at the closing of the transactions contemplated by, and in connection with, the Asset Purchase Agreement, Dr. Shalit, as well as the other officers and directors of the Company, will resign their positions therewith.

         In connection with the Asset Purchase Agreement, the Company will at closing enter into employment agreements with each of the key employees of Sequel.

         About Sequel

         Bellevue, Washington-based, Sequel Technology Corporation is a pioneer in Internet resource management, marketing a product line and suite of professional services that have defined this new category of enterprise management. Founded in 1995, the Company has developed and begun marketing its Internet resource management technology, Internet Resource Manager(TM) (AIRM@) which is distinguished in the worldwide market by 1) its ability to identify individual user names regardless of their point of connection to the network, and 2) a comprehensive Internet protocol traffic management system that allows the users of their products and services to monitor, manage and predict Internet activity easily and accurately across an enterprise. Sequel has secured its award-winning technology with two U.S. patents issued in late 1999. The Internet Resource Manager(TM) monitors any IP related traffic, associates the traffic with network users by name, and allows administrators to implement acceptable use policies for their companies or organizations. Sequel's suite of tools and services has been designed to reduce the total cost of Internet ownership and to protect the integrity of an enterprise's valuable IT infrastructure.

         The transaction described above is qualified in its entirety by the Asset Purchase Agreement and related documents and subject to various conditions set forth in the Asset Purchase Agreement.



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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

              (a) Financial Statements of Business Acquired.

              It is impractical to provide the required financial statements at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

              (b) Pro Forma Financial Information.

                  It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

              (c) Exhibits.

              10.1 Asset Purchase Agreement, dated as of May 30, 2000, among
                   Imatec Ltd., Sequel Acquisition Corporation, and Sequel Technology Corporation.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 6, 2000

                                    IMATEC LTD.



                                    By: /s/ Hanoch Shalit
                                        ----------------------------------------
                                            Hanoch Shalit
                                            Chairman  of the Board of Directors,
                                            President,  and  Chief Executive
                                            Officer